As filed with the Securities and Exchange Commission on August 17, 2005.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ACCO BRANDS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2704017
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

300 Tower Parkway Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

ACCO Brands Corporation 2005 Long-Term Incentive Plan

ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan

(Full Titles of the Plans)

Steven Rubin, Esq. Vice President, General Counsel and Secretary ACCO Brands Corporation 300 Tower Parkway Lincolnshire, Illinois 60069 (Name and Address of Agent for Service)	Copy to: Edward P. Smith Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112

(847) 484-4800

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $.01 per share (including the associated Preferred Share Purchase Rights) (1)	8,421,110 shares (4)	$23.37	$196,801,341	$23,164

(1)	The Preferred Share Purchase Rights are attached to and trade with the Common Stock. The value, if any, attributed to such Rights is reflected in the market price of the Common Stock.
(2)	There are also registered hereunder such indeterminate number of shares as may become subject to awards under the Plans as a result of the antidilution provisions contained therein.
(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average high and low “when-issued” trading prices ($23.80 and $22.94, respectively) of the Common Stock on August 16, 2005, as reported on the New York Stock Exchange Composite Transactions.
(4)	Of the total amount to be registered, 4,200,000 shares are reserved for issuance under the ACCO Brands Corporation 2005 Long-Term Incentive Plan and 4,221,110 shares are reserved for issuance under the ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan.

PART I

The prospectuses containing information required by Part I of Form S-8 and related to this Registration Statement are omitted from this Registration Statement in accordance with the Note to Part I of Form S-8. ACCO Brands Corporation will send or give to each participant in the ACCO Brands Corporation 2005 Long-Term Incentive Plan and the ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan a copy of the prospectuses. In accordance with the rules and regulations of the Securities and Exchange Commission, the prospectuses are not being filed with or included in this Registration Statement. The prospectuses and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act of 1933, as amended.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Registrant with the Securities and Exchange Commission (the “SEC”) are specifically incorporated herein by reference and made a part hereof:

(a)	Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”);

(b)	All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 27, 2004; and

(c)	The description of Registrant’s Common Stock, par value $.01 per share, and of the associated preferred share purchase rights, each contained in Item 1 of Registrant’s Registration Statement on Form 8-A (File No. 001-08454), filed with the SEC pursuant to Section 12(b) of the Exchange Act.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

This item is not applicable as Registrant’s Common Stock is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware provides in part as follows:

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

“(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

“(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

“(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

“(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

“(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

“(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

“(h) For purposes of this section, references to ‘the corporation’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

“(i) For purposes of this section, references to ‘other enterprises’ shall include employee benefit plans; references to ‘fines’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘serving at the request of the corporation’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘not opposed to the best interests of the corporation’ as referred to in this section.

“(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

“(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Article VII of Registrant’s by-laws provides as follows:

“SECTION 1. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

“SECTION 2. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries, or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

“SECTION 3. To the extent that a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith. If any such person is not wholly successful in any such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Company shall indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved. For purposes of this Section and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

“SECTION 4. Notwithstanding any other provision of this section, to the extent any person is a witness in, but not a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries, or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, such person shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith.

“SECTION 5. Indemnification under Sections 1 and 2 of this Article VII shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VII. Such determination shall be made (1) if a Change of Control (as hereinafter defined) shall not have occurred, (a) by the Board of Directors by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (b) if there are no Disinterested Directors or, even if there are Disinterested Directors, a majority of such Disinterested Directors so directs, by (x) Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (y) the stockholders of the Company; or (2) if a Change of Control shall have occurred, by Independent Counsel selected by the claimant in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, unless the claimant shall request that such determination be made by or at the direction of the Board of Directors, in which case it shall be made in accordance with clause (1) of this sentence. Any claimant shall be entitled to be indemnified against the expenses (including attorneys’ fees) actually and reasonably incurred by such claimant in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to the claimant’s entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.

“SECTION 6. If a Change of Control shall not have occurred, or if a Change of Control shall have occurred and a director, officer, employee or agent requests pursuant to clause (2) of the second sentence in Section 5 of this Article VII that the determination as to whether the claimant is entitled to indemnification be made by or at the direction of the Board of Directors, the claimant shall be conclusively presumed to have been determined pursuant to Section 5 of this Article VII to be entitled to indemnification if (a)(i) within fifteen days after the next regularly scheduled meeting of the Board of Directors following receipt by the Company of the request therefor, the Board of Directors shall not have resolved by majority vote of the Disinterested Directors to submit such determination to (x) Independent Counsel for its determination or (y) the stockholders for their determination at the next annual meeting, or any special meeting that may be held earlier, after such receipt, and (ii) within sixty days after receipt by the Company of the request therefor (or within ninety days after such receipt if the Board of Directors in good faith determines that additional time is required by it for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), the Board of Directors shall not have made the determination by a majority vote of the Disinterested Directors, or (b) after a resolution of the Board of Directors, timely made pursuant to clause (a)(i)(y) above, to submit the determination to the stockholders, the stockholders meeting at which the determination is to be made shall not have been held on or before the date prescribed (or on or before a later date, not to exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the Board of Directors acting in good faith); provided, however, that this sentence shall not apply if the claimant has misstated or failed to state a material fact in connection with his or her request for indemnification. Such presumed determination that a claimant is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty-day or ninety-day period (as the case may be) referred to in clause (a)(ii) of the immediately preceding sentence or (II) if the Board of Directors has resolved on a timely basis to submit the determination to the stockholders, on the last date within the period prescribed by law for holding such stockholders meeting (or a postponement or adjournment thereof as permitted above).

“SECTION 7. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, promptly after receipt of a request therefor stating in reasonable detail the expenses incurred; provided that in each case the Company shall have received an undertaking by or on behalf of the present or former director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this section.

“SECTION 8. The Board of Directors shall establish reasonable procedures for the submission of claims for indemnification pursuant to this Article VII, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these By-laws and shall be deemed for all purposes to be a part hereof.

“SECTION 9. For purposes of this Article VII,

(1) ‘Change of Control’ means any of the following occurring at any time after the distribution of the shares of capital stock of the Company held by Fortune Brands, Inc., a Delaware corporation (“Fortune”), to the holders of capital stock of Fortune (the “Distribution”) and the consummation of their merger pursuant to the Agreement and Plan of Merger dated as of March 15, 2005, as amended, by and among Fortune, the Company, Gemini Acquisition Sub, Inc. and General Binding Corporation (the ‘Merger’):

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a ‘Person’) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the ‘Outstanding Corporation Common Stock’) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the ‘Outstanding Corporation Voting Securities’); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or Fortune or any corporation controlled by the Company or Fortune or (z) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 9(1); or

(b) Individuals who, as of the date of the Distribution and Merger, constitute the Board of Directors (the ‘Incumbent Board’) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a ‘Corporate Transaction’), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company, of Fortune or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(d) Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

(2) ‘Disinterested Director’ means a director of the Company who is not and was not a party to an action, suit or proceeding in respect of which indemnification is sought by a director, officer, employee or agent.

(3) ‘Independent Counsel’ means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Company, the director, officer, employee or agent claiming indemnification or any other party to the action, suit or proceeding giving rise to a claim for indemnification under this section, in any matter material to the Company, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or such director, officer, employee or agent in an action to determine the Company’s or such person’s rights under this section.

“SECTION 10. The indemnification and advancement of expenses herein provided, or granted pursuant hereto, shall not be deemed exclusive of any other rights to which any of those indemnified or eligible for advancement of expenses may be entitled under any agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Notwithstanding any amendment, alteration or repeal of this Article VII or any of its provisions, or of any of the procedures established by the Board of Directors pursuant to Section 8 of this Article VII, any person who is or was a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of any partnership, joint venture, employee benefit plan or other enterprise shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

“SECTION 11. No indemnification shall be payable pursuant to this section with respect to any action against the Company commenced by an officer, director, employee or agent unless the Board of Directors shall have authorized the commencement thereof or unless and to the extent that this Article VII or the procedures established pursuant to Section 8 of this Article VII shall specifically provide for indemnification of expenses relating to the enforcement of rights under this section and such procedures.”

Registrant has procured insurance protecting it under its obligation to indemnify officers and directors against certain types of liabilities (including certain liabilities under the Securities Act) that may be incurred by them in the performance of their duties and affording protection to such officers and directors in certain areas to which the corporate indemnity does not extend, all within specified limits and subject to specified deductions. In addition, Registrant and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which Registrant or such persons may be required to make in respect thereof.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of Registrant is incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated August 17, 2005.

4.2	By-laws, as amended, of Registrant are incorporated herein by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K dated August 17, 2005.

Exhibit No.	Description

4.3	Rights Agreement dated as of August 16, 2005 by and between Registrant and Wells Fargo Bank, National Association, as rights agent, is incorporated herein by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated August 17, 2005.

4.4	ACCO Brands Corporation 2005 Long-Term Incentive Plan is incorporated herein by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated August 8, 2005.

4.5	ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan is incorporated herein by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K dated August 8, 2005.

5	Opinion of Chadbourne & Parke LLP, counsel to Registrant, covering shares of Registrant’s Common Stock issuable under the ACCO Brands Corporation 2005 Long-Term Incentive Plan and ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Chadbourne & Parke LLP, counsel to Registrant, is contained in their opinion letter as Exhibit 5 to the Registration Statement.

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, relating to the audited financial statements of General Binding Corporation.

24	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Registrant, is incorporated herein by reference to Exhibit 24 to Registrant’s Registration Statement on Form S-8 (Registration No. 333-127626).

Item 9. Undertakings.

Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lincolnshire, State of Illinois on this 17th day of August, 2005.

ACCO BRANDS CORPORATION

By	/s/ STEVEN RUBIN
Name:	Steven Rubin
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 17th day of August, 2005:

Signature	Title
/S/ DAVID D. CAMPBELL* (David D. Campbell)	Chairman of the Board and Chief Executive Officer (principal executive officer)

/s/ NEAL V. FENWICK* (Neal V. Fenwick)	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ KATHY D. SCHNAEDTER* (Kathy D. Schnaedter)	Director of Finance (principal accounting officer)

/s/ GEORGE V. BAYLY* (George V. Bayly)	Director

/s/ PATRICIA O. EWERS* (Patricia O. Ewers)	Director

/s/ G. THOMAS HARGROVE* (G. Thomas Hargrove)	Director

/s/ ROBERT J. KELLER* (Robert J. Keller)	Director

/s/ PIERRE E. LEROY* (Pierre E. Leroy)	Director

Signature	Title
/s/ GORDON H. LOHMAN* (Gordon H. Lohman)	Director

/s/ FORREST M. SCHNEIDER* (Forrest M. Schneider)	Director

/s/ NORMAN H. WESLEY* (Norman H. Wesley)	Director

* By	/s/ STEVEN RUBIN
(Steven Rubin, Attorney-in-fact)**

** By authority of the power of attorney filed herewith.

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of Registrant is incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated August 17, 2005.

4.2	By-laws, as amended, of Registrant are incorporated herein by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K dated August 17, 2005.

4.3	Rights Agreement dated as of August 16, 2005 by and between Registrant and Wells Fargo Bank, National Association, as rights agent, is incorporated herein by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated August 17, 2005.

4.4	ACCO Brands Corporation 2005 Long-Term Incentive Plan is incorporated herein by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated August 8, 2005.

4.5	ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan is incorporated herein by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K dated August 17, 2005.

5	Opinion of Chadbourne & Parke LLP, counsel to Registrant, covering shares of Registrant’s Common Stock issuable under the ACCO Brands Corporation 2005 Long-Term Incentive Plan and ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Chadbourne & Parke LLP, counsel to Registrant, is contained in their opinion letter as Exhibit 5 to the Registration Statement.

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, relating to the audited financial statements of General Binding Corporation.

24	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Registrant, is incorporated herein by reference to Exhibit 24 to Registrant’s Registration Statement on Form S-8 (Registration No. 333-127626).